EXHIBIT 99.1

Contacts
Media:
Sue Ann Pentecost
+919 456 5890
sueann.pentecost@rtp.ppdi.com

Analysts/Investors:
Craig Eastwood
+910 558 7585
craig.eastwood@wilm.ppdi.com

FOR IMMEDIATE RELEASE

PPD Names Mike Wilkinson

Executive Vice President of Global Clinical Development

WILMINGTON, N.C. (March 31, 2008) – PPD, Inc. (Nasdaq: PPDI) today announced it has appointed Mike Wilkinson, Ph.D., as executive vice president of global clinical development. In this role, he will provide strategic leadership to the company’s Phase II-IV operations in North America; Latin America; Europe, Middle East and Africa; and Asia Pacific.

“Mike Wilkinson brings an exceptional resume with strong leadership across a variety of roles and is uniquely qualified to direct our Phase II-IV global clinical development operations,” said Bill Sharbaugh, chief operating officer. “With more than 25 years of project management experience, he is extremely skilled at building and leading successful project teams and will play a key role in helping us strategically expand our global operations.”

Dr. Wilkinson most recently served as global head of internal medicine and vice president of project management for another contract research organization. His responsibilities included global operational and financial oversight and accountability for all internal medicine clinical trials. His industry experience also includes a tenure as clinical development project management practice leader at a pharmaceutical consulting organization.

Prior to joining the biopharmaceutical industry eight years ago, Dr. Wilkinson spent 27 years in the U.S. military where he began his career as a Navy SEAL. His many roles included aviation physiologist, White House liaison officer with Marine One Executive Transport, director of operations for the Joint Special Operations Medical Training Center and project director for the V-22 Osprey military aircraft.

He earned a doctorate in physiological optics from Indiana University, a master’s degree from Penn State University and a bachelor’s from Ohio University.

PPD is a leading global contract research organization providing discovery, development and post-approval services as well as compound partnering programs. Our clients and partners include pharmaceutical, biotechnology, medical device, academic and government organizations. With offices in 30 countries and more than 10,200 professionals worldwide, PPD applies innovative technologies, therapeutic expertise and a commitment to quality to help its clients and partners maximize returns on their R&D investments and accelerate the delivery of safe and effective therapeutics to patients. For more information, visit our Web site at http://www.ppdi.com.

Except for historical information, all of the statements, expectations and assumptions contained in this news release, including expectations and assumptions about the above-named employee’s performance, are forward-looking statements that involve a number of risks and uncertainties. Although PPD attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors which could cause results to differ materially include the following: the ability to attract and retain key personnel; competition within the outsourcing industry; rapid technological advances that make our products and services less competitive; continued success in sales growth; loss of large contracts; increased cancellation rates; economic conditions and outsourcing trends in the pharmaceutical, biotechnology, medical device, academic and government industry segments; risks associated with and dependence on collaborative relationships; risks associated with the development and commercialization of drugs, including earnings dilution and obtaining regulatory approval; risks associated with acquisitions and investments, such as impairments; risks that we may not continue our dividend policy; and the other risk factors set forth from time to time in the SEC filings for PPD, copies of which are available free of charge upon request from the PPD investor relations department.

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